Exhibit 10.26
Executive Compensation Notification
Executive Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Fiscal 2026 Compensation Program of Executive Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Fiscal 2026 Base Salaries and Annual Incentive Bonus: The table below sets forth the fiscal 2026 base salaries and bonuses for Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat.

		Annual Base Salary	Annual Incentive Bonus
Name	Office	Fiscal 2026	Fiscal 2026
David V. Auld	Executive Chairman	$700,000	See Below
Paul J. Romanowski	President and CEO	$700,000	See Below
Michael J. Murray	Executive Vice President and COO	$500,000	See Below
Bill W. Wheat	Executive Vice President and CFO	$500,000	See Below

Fiscal 2026 Annual Incentive Bonus: On October 21, 2025, the Compensation Committee approved performance-based goals for measuring short-term performance bonuses that may be earned by Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat during fiscal 2026. The fiscal 2026 performance goals were established under the Company’s 2018 Incentive Bonus Plan. The fiscal 2026 performance goals for Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat relate to achieving positive consolidated pre-tax income as set forth below.

Annual Incentive Bonus – Performance Related to Pre-Tax Income ("PTI Bonus"):

Mr. Auld. Under the fiscal 2026 incentive bonus program, Mr. Auld has the opportunity to earn the following performance-based bonuses:

(1) Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2026, and
(2) Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2026, provided, however, that for the fiscal year ending September 30, 2026, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2026 PTI Bonus.

Mr. Romanowski. Under the fiscal 2026 incentive bonus program, Mr. Romanowski has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending March 31, 2026, and
(2)Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending September 30, 2026,

provided, however, that for the fiscal year ending September 30, 2026, no more than (1) 0.15% of Pre-Tax Income for the year or (2) $15,000,000 in the aggregate, may be paid for the 2026 PTI Bonus.

Mr. Murray. Under the fiscal 2026 incentive bonus program, Mr. Murray has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.125% of Pre-Tax Income of the Company for the six-month period ending March 31, 2026, and
(2)Up to 0.125% of Pre-Tax Income of the Company for the six-month period ending September 30, 2026,

provided, however, that for the fiscal year ending September 30, 2026, no more than (1) 0.125% of Pre-Tax Income for the year or (2) $12,500,000 in the aggregate, may be paid for the 2026 PTI Bonus.

Mr. Wheat. Under the fiscal 2026 incentive bonus program, Mr. Wheat has the opportunity to earn the following performance-based bonuses:

(1)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending March 31, 2026, and
(2)Up to 0.10% of Pre-Tax Income of the Company for the six-month period ending September 30, 2026,

provided, however, that for the fiscal year ending September 30, 2026, no more than (1) 0.10% of Pre-Tax Income for the year or (2) $10,000,000 in the aggregate, may be paid for the 2026 PTI Bonus.

PTI Bonus Cash and Stock Allocation: For all of these executives, the total amount of the Fiscal 2026 PTI Bonus that may be paid in cash shall be limited to 50% of the total 2026 PTI Bonus and the remaining portion of the 2026 PTI Bonus will be paid/settled in fully vested common stock granted under the Company's 2024 Stock Incentive Plan ("2024 Plan") or other applicable authorized shares. Any PTI Bonus paid in cash or stock is subject to the overall caps or limits applicable to each individual discussed herein.

"Pre-Tax Income" shall mean income before income taxes, as publicly reported by the Company in its quarterly or annual financial statements, as applicable, prepared in accordance with generally accepted accounting principles. The financial statements shall mean the consolidated financial statements of the Company.

Performance Stock Units: On October 21, 2025, the Compensation Committee approved an award of performance stock units ("PSUs") pursuant to the Company's 2024 Plan to the following executive officers and in the following amounts:

Name	Office	Target Number of Performance Stock Units
David V. Auld	Executive Chairman	39,719
Paul J. Romanowski	President and CEO	99,298
Michael J. Murray	Executive Vice President and COO	82,749
Bill W. Wheat	Executive Vice President and CFO	59,579

The PSUs relate to a three-year performance period beginning on October 1, 2025 and ending on September 30, 2028 and vest based on achievement of operating and performance goals. The four performance goals are relative total shareholder return ("TSR"), relative return on assets ("ROA"), relative pre-tax return on assets ("PT-ROA") and earnings per share growth ("EPS Growth") (collectively, the "Performance Goals"). Each Performance Goal is allocated to a percentage of the target number of PSUs: TSR is weighted thirty percent (30%), ROA and EPS Growth are each weighted twenty-five percent (25%) and PT-ROA is weighted twenty percent (20%) of the target number of PSUs. The target number of PSUs may be increased to a maximum number of two or three times the target number and decreased to zero depending on the level of performance achieved and applicable weighting on each of the Performance Goals.

Restricted Stock Units: On October 21, 2025, the Compensation Committee approved an award of time vesting restricted stock units ("RSUs") pursuant to the Company's 2024 Plan to the following executive officers and in the following amounts:

Name	Office	Number of Restricted Stock Units
David V. Auld	Executive Chairman	39,720
Paul J. Romanowski	President and CEO	8,445
Michael J. Murray	Executive Vice President and COO	8,445
Bill W. Wheat	Executive Vice President and CFO	7,615

Additional terms related to the Compensation Programs herewithin are consistent with the programs previously reported by the Company in the Proxy Statement for the Annual Meeting held in January 2025.

Other Long-Term Benefits.
Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a commitment by the Company to pay benefits to the executive. If the executive is employed by the Company on the last day of the fiscal year (for example September 30, 2026), then the Company will establish a liability equal to 10% of his annual base salary as of the first day of the fiscal year (for example October 1, 2025). This liability will accrue earnings in future years at a rate established by the administrative committee.